                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             QUALCOMM INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [QUALCOMM LOGO]
                                6455 LUSK BLVD.
                          SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 23, 1999

TO THE STOCKHOLDERS OF QUALCOMM INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the "Company"), will be held at 6455 Lusk Blvd., San Diego, California 92121, on Tuesday, February 23, 1999 at 9:00 a.m. local time for the following purposes:

     1. To elect five Class II directors to hold office until the 2002 Annual Meeting of Stockholders.

     2. To approve the Company's 1991 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,500,000 shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending September 26, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 28, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS
                                          ---------------------------
                                          Irwin Mark Jacobs
                                          Chairman of the Board
San Diego, California                     and Chief Executive Officer
January 12, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             QUALCOMM INCORPORATED
                                6455 LUSK BLVD.
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 23, 1999, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 6455 Lusk Blvd., San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about January 12, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on December 28, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 70,716,259 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 6455 Lusk Blvd., San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission is September 14, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 14, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as near as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at thirteen. Five seats on the Board of Directors, currently held by Robert E. Kahn, Jerome S. Katzin, Duane A. Nelles, Frank Savage and Brent Scowcroft, have been designated as Class II Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

     Each of the nominees for election to this class is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the five nominees would serve until the 2002 Annual Meeting, in each case until their successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

ROBERT E. KAHN

     Robert E. Kahn, age 60, became a director in February 1997. Dr. Kahn is Chairman, Chief Executive Officer and President of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, he was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was Director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet-switched network. Dr. Kahn has received numerous awards for his pioneering work on the Internet for which he has received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. He is a member of the National Academy of Engineering.

JEROME S. KATZIN

     Jerome S. Katzin, age 80, became a director in November 1987. Until his retirement in 1990, Mr. Katzin was a director or partner of Shearson Lehman Brothers Inc. and its predecessor investment banking firms since 1953. He is also a director of the Coastal Corporation, an oil and gas business. Mr. Katzin is a graduate of the University of Chicago and has a J.D. degree from the University of Chicago Law School. He was on the legal staff of the U.S. Securities and Exchange Commission from 1941 to 1953 and held the position of Director of the Division of Public Utilities. He is the trustee of the San Diego Foundation and a member of the Board of Overseers of the University of California at San Diego. He was formerly a trustee and President of the U.C. San Diego Foundation.

DUANE A. NELLES

     Duane A. Nelles, age 55, a certified public accountant, became a director in August 1988. Mr. Nelles has also served on the Board of Directors of WFS Financial Inc., an automotive finance company, since July 1995. He has been in the personal investment business since 1987. Prior to that, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan.

FRANK SAVAGE

     Frank Savage, age 60, became a director in February 1996. He has served as Chairman of Alliance Capital Management International and a director of Alliance Capital Management Corporation since July 1993. He also served as Senior Vice President of The Equitable Life Assurance Society of the United States from February 1988 until March 1996. Alliance Capital is an investment management subsidiary of Equitable Life Assurance Society. He was the Chairman of Equitable Capital Management Corporation, an Equitable Life investment management subsidiary, from April 1992 until it merged with Alliance Capital in July 1993. From December 1970 to July 1985 he held various positions with Equitable Life including Investment Officer and Vice President. Mr. Savage is a director of Lockheed Martin Corporation, an aero-technology corporation, Lyondell Chemical Company, a chemical company, Essence Communications, Inc., a media company and The Johns Hopkins and Howard Universities. He earned a B.A. from Howard University in 1962, an M.A. from The Johns Hopkins University Nitze School of Advanced International Studies in 1968 and received an Honorary Doctorate Degree in Humane Letters from Hofstra University.

BRENT SCOWCROFT

     Brent Scowcroft, age 73, became a director in December 1994. General Scowcroft is the President of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. He is also the President of the Forum for International Policy, a non-profit organization that he founded in 1993 that promotes American leadership and foreign policy. He served as Assistant to the President for National Security Affairs for President Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force Lieutenant General, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. He received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University. General Scowcroft is also a director of Pennzoil Company, an oil and gas company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

RICHARD C. ATKINSON

     Richard C. Atkinson, age 69, became a director in January 1991. Dr. Atkinson has been serving as the President of the University of California since October 1995. Prior to that he served as Chancellor of the University of California at San Diego since 1980. From April 1992 to July 1998 he served on the Board of Directors of San Diego Gas & Electric, a utilities company. Dr. Atkinson is a former director of the National Science Foundation, past President of the American Association for the Advancement of Science and former Chair of the Association of American Universities. He is one of the founders of Computer Curriculum Corporation. He is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

PETER M. SACERDOTE

     Peter M. Sacerdote, age 61, became a director in October 1989. Mr. Sacerdote has been a limited partner of the Goldman Sachs Group, L.P. since December 1990 where he also serves as Chairman of its Investment Committee. During the five years prior to that time he served as a general partner of Goldman, Sachs & Co. He also serves as a director of AMF Group, Inc., a bowling center operator and equipment manufacturer and Franklin Resources, Inc., a mutual fund management company.

DIANA LADY DOUGAN

     Diana Lady Dougan, age 55, was elected to the Board in December 1998 by the Board of Directors to fill the vacancy created by Mr. Harvey P. White, who resigned from the Board in September 1998. Ambassador Dougan is Senior Advisor and International Communications Studies Chair of the Center for Strategic and International Studies. She has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in Senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. Coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies and served administratively as Assistant Secretary of State. She holds the permanent rank of Ambassador. From 1976 to 1983, she served as a director of the Corporation for Public Broadcasting. Early in her career, Ambassador Dougan was the first CATV Marketing Director for Time, Inc. and an award winning TV producer. She earned her undergraduate degrees in Industrial Psychology and English from the University of Maryland. Additional studies include economics at the University of Utah and the Advanced Management Program at Harvard University.

MARC I. STERN

     Marc I. Stern, age 54, became a director in February 1994. He has been with The TCW Group, Inc., an asset management firm, since March 1990 and has served as President since May 1992. From December 1988 to March 1990, Mr. Stern served as President and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was Managing Director and Chief Administrative Officer of The Henley Group, Inc., a diversified manufacturing company, from May 1986 to December 1988. From September 1985 to May 1986, he was Senior Vice President of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is Chairman of Apex Mortgage Capital, Inc., a financial services company; a director of TCW Funds, Inc., a registered investment company; and a trustee of eleven open-end and closed-end registered investment companies comprising the TCW/DW Family of Funds. He graduated from Dickinson College in 1965, and received his master's degree from Columbia University Graduate School of Public Law and Government in 1966 and his law degree from Columbia University School of Law in 1969.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

IRWIN MARK JACOBS

     Irwin Mark Jacobs, age 65, one of the founders of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since it began operations in July 1985. He also held the title of President prior to May 1992. Before joining the Company, Dr. Jacobs was Executive Vice President and a director of M/A-COM, Inc., a telecommunications company ("M/A-COM"). From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, he was Chairman, President and Chief Executive Officer and was at all times a director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology ("MIT"). He is a member of the National Academy of Engineering and was awarded the National Medal of Technology in 1994.

ANDREW J. VITERBI

     Andrew J. Viterbi, age 63, one of the founders of the Company, has served as Vice-Chairman of the Board of Directors since it began operations in July 1985. From July 1985 through July 1996 he also served as the Company's Chief Technical Officer. From July 1983 to April 1985, Dr. Viterbi was Senior Vice President and Chief Scientist of M/A-COM. From October 1968 to April 1985, Dr. Viterbi held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded, and served as President of the M/A-COM LINKABIT subsidiary of M/A-COM. During most of his period of service with LINKABIT, he was Vice-Chairman and was at all times a director. Dr. Viterbi received his B.S and M.S. degrees in Electrical Engineering from MIT and his Ph.D. degree from the University of Southern California. He is a member of both the National Academy of Engineering and the National Academy of Sciences and is currently a member of the President's Information Technology Advisory Committee.

ADELIA A. COFFMAN

     Adelia A. Coffman, age 46, one of the founders of the Company, has served as a director from July 1985 to February 1989 and since January 1992. She also served as Chief Financial Officer of the Company from July 1985 until April 1994 and held the titles of Vice President and Senior Vice President at the Company during that time. Ms. Coffman currently provides financial consulting services and is also active in Oregon Diverse Industries, LLC, a real estate investment and development company of which she is an owner. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was Controller of M/A-COM LINKABIT. Ms. Coffman received her B.S. degree in Business from San Diego State University.

NEIL KADISHA

     Neil Kadisha, age 44, became a director in August 1988. Prior to becoming a director, he served as Chairman of the Board and Chief Executive Officer of Omninet Corporation. In 1981, Mr. Kadisha founded GNC Industries, Inc./Stadco, an aerospace and aircraft component manufacturer, where he is currently serving as Chief Executive Officer. In 1989, Mr. Kadisha founded Texollini, Inc., a manufacturer of stretch fabric, where he currently serves as Chairman of the Board. In 1996, Mr. Kadisha became the Chief Executive Officer of HPM Corporation, a major manufacturer of machinery for the plastics industry and machinery for the die casting industry. Mr. Kadisha's academic background is in Industrial Management and Economics from Manchester, United Kingdom.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended September 27, 1998, the Board of Directors held ten meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

     The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which as of the end of fiscal 1998 was composed of Messrs. Nelles (Committee Chairman), Kadisha and Katzin and Ms. Coffman, met seven times during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company's 1991 Employee Stock Purchase Plan and the 1996 Non-Qualified Employee Stock Purchase Plan, administers the Company's 1991 Stock Option Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which as of the end of fiscal 1998 was composed of Messrs. Katzin (Committee Chairman), Nelles and Stern, met seven times during such fiscal year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Company's Bylaws provide for procedures for consideration of nominees recommended by stockholders. Effective February 1997, the Nominating Committee included Messrs. Sacerdote (Committee Chairman), Atkinson and Stern; this Committee met once during fiscal 1998. Effective February 1998, the Nominating Committee was reconstituted to consist of Ms. Coffman (Committee Chairman) and Messrs. Kadisha and Sacerdote and did not meet during the remainder of fiscal 1998. This Committee met in December 1998 to nominate the Class II Director nominees, subject to stockholder approval, as further discussed in Proposal 1.

     The Stock Option Committee administers and awards stock options to employees and consultants (other than with respect to directors and executive officers of the Company) under the Company's 1991 Stock Option Plan. The Stock Option Committee, which as of the end of fiscal 1998 was composed of Messrs. Nelles (Committee Chairman), Jacobs and Viterbi, met three times during such fiscal year. Mr. White resigned from the Board and this Committee in September 1998.

     During the fiscal year ended September 27, 1998, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served and held during the period for which he or she was a Board or Committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED

     In August 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Stock Option Plan (the "Option Plan"). As a result of a series of amendments, as of

December 10, 1998, there were 33,400,000 shares approved by the Board of Directors and the stockholders for issuance under the Option Plan.

     In December 1998, the Board approved an amendment to the Option Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,500,000 shares to a total of 36,900,000 shares. As of December 10, 1998, an aggregate of 30,855,883 shares of the Company's Common Stock had been granted under the Option Plan (net of canceled or expired options), and 2,544,117 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expirations of options) remained available for future grant under the Option Plan.

     The Company's management and Board of Directors believe that stock options are a key aspect of the Company's ability to attract qualified engineering, technical and other personnel in the face of an increasingly competitive hiring environment. The Board increased the number of shares reserved for issuance under the Option Plan to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board, the Compensation Committee and the Stock Option Committee. In the event that this Proposal 2 is not approved by the stockholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that it will negatively affect the Company's ability to meet its needs for highly qualified personnel and its ability to manage future growth.

     The Board has full discretion to determine the number of options to be granted to employees under the Option Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Details are presented below regarding stock options granted during the last three years to each of the executive officers of the Company named in the Summary Compensation Table under "Compensation of Executive Officers" (the "Named Executive Officers").

     Vote Required. Stockholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Option Plan, as amended. Abstentions will be considered shares entitled to vote on this Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Option Plan, as amended, are outlined below.

GENERAL

     The Option Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not granted incentive stock options since December 1988 and currently has no outstanding incentive stock options. Non-qualified stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Material Federal Income Tax Information" for a discussion of the tax treatment of incentive and non-qualified stock options.

PURPOSE

     The Option Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Option Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration to be paid upon exercise of an option and other terms of the option. The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. The Board has also delegated administration of the Option Plan to the Stock Option Committee of the Board with respect to option grants to persons other than directors and executive officers of the Company. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee and the Stock Option Committee as well as to the Board of Directors itself.

STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Option Plan.

ELIGIBILITY

     Incentive stock options may be granted only to employees (including executive officers) of the Company and its affiliates. Non-qualified stock options may be granted to employees (including executive officers), directors and consultants. As of December 10, 1998, approximately 8,009 persons were eligible to receive grants under the Option Plan.

     No incentive stock options may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-qualified stock options may not be less than the fair market value of the stock subject to the option on the date of the option grant. At December 10, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $51.38 per share. The exercise price of options granted under the Option Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or non-qualified, with new lower priced options. Only once has the Company provided that opportunity to its non-corporate officer employees. Under the terms of the Option Plan, the Board cannot reprice options issued pursuant to the Option Plan to the Company's executive officers or directors.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Options granted under the Option Plan generally are subject to vesting over a 5-year period, with a specified percentage of each option vesting on various annual anniversary dates of the option's date of grant, provided that the optionee has continuously provided services to the Company or an affiliate of the Company from such date of grant until the applicable vesting date. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ or cease to be a consultant of the Company before vesting.

     Term. The maximum term of options under the Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. The Option Plan provides for earlier termination of an option due to the optionee's cessation of service. Options under the Option Plan generally terminate thirty (30) days after the optionee ceases to provide services to the Company or any affiliate of the Company. However, options may be exercised for up to twelve months after an optionee's relationship with the Company and its affiliates ceases due to disability or death. An option agreement may also provide that all unvested shares will vest as of the date of the optionee's death or permanent disability followed by death.

RESTRICTIONS ON TRANSFER

     Incentive stock options granted under the Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. The Option Plan provides that non-qualified stock options shall be transferable by the optionee only upon such terms and conditions as are set forth in the option agreement as the Board shall determine in its discretion. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

EFFECT OF CERTAIN CORPORATE EVENTS

     If any change is made in the stock subject to the Option Plan or subject to any option granted under the Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and the maximum number of securities subject to such plan, the maximum number of securities which may be granted to an employee in a particular calendar year and the type(s), number of securities and price per share of stock subject to such outstanding options. On September 23, 1998, the exercise prices of outstanding options to purchase Company Common Stock were adjusted as a result of the spin-off of Leap Wireless International, Inc. ("Leap") by the Company. See "Executive Compensation -- Effect of Leap Spin-Off on the Company's Stock Options."

     In the event of a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding prior to the merger are converted into other property, then to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the Option Plan, or to substitute similar options, then with respect to options held by persons then performing services as employees, directors or consultants for the Company or any affiliate of the Company, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Option Plan will terminate if not exercised prior to such event.

     In addition, the Option Plan provides that options held by any person who is terminated for any reason other than cause within twenty-four (24) months following a Change in Control will accelerate and immediately become fully vested and exercisable, except in certain circumstances if such potential acceleration would prohibit the Company from entering into a "pooling of interests" accounting transaction.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan at any time. Unless sooner terminated, the Option Plan will terminate on August 18, 2001.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Option Plan; (ii) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code); or (iii) modify the Option Plan in any other way if such modification requires stockholder approval in order for the Option Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

MATERIAL FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. The Company has not granted incentive stock options since December 1988 and currently has no outstanding incentive stock options.

     Non-Qualified Stock Options. Non-qualified stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax-reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of

"outside directors" (as defined in Section 162(m) of the Code) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders.

     For the aforementioned reasons, the Company's Option Plan was amended to provide for an annual per employee limitation as required under Section 162(m) of the Code. Such limit was approved by the stockholders in February 1995. Because the Company's Compensation Committee is comprised solely of "outside directors," options granted by such committee will qualify as "performance-based compensation." The Stock Option Committee is not comprised solely of "outside directors;" consequently, options granted by the Stock Option Committee will not qualify as "performance-based compensation."

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the material federal income tax aspects of options granted under the Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable. Participants in the Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 26, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Vote Required. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be considered shares entitled to vote on this Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 10, 1998, by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                               BENEFICIAL
                                                              OWNERSHIP(1)
                                                          ---------------------
                                                          NUMBER OF    PERCENT
                NAME OF BENEFICIAL OWNER                   SHARES      OF TOTAL
--------------------------------------------------------  ---------    --------
Irwin Mark Jacobs(2)(15)................................  3,185,428      4.47%
John E. Major(3)(15)....................................     35,500         *
Richard Sulpizio(4)(15).................................    174,214         *
Anthony S. Thornley(15).................................     76,794         *
Andrew J. Viterbi(5)(15)................................  1,751,152      2.47%
Harvey P. White(6)(15)..................................    569,064         *
Richard C. Atkinson(7)(15)..............................    226,032         *
Adelia A. Coffman(8)(15)................................    181,685         *
Diana Lady Dougan.......................................         --        --
Neil Kadisha(9)(15).....................................  1,562,294      2.20%
Robert E. Kahn(15)......................................     14,000         *
Jerome S. Katzin(10)(15)................................    257,334         *
Duane A. Nelles(11)(15).................................     60,500         *
Peter M. Sacerdote(12)(15)..............................     95,000         *
Frank Savage(15)........................................     26,000         *
Brent Scowcroft(15).....................................     41,000         *
Marc I. Stern(13)(15)...................................     40,000         *
All Executive Officers and Directors as a Group
  (23 persons)(14)(15)..................................  9,455,933     13.00%

---------------
* Less than 1%

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 70,846,607 shares outstanding on December 10, 1998, adjusted as required by rules promulgated by the Commission. The address of each stockholder listed above is in care of the Company at 6455 Lusk Blvd., San Diego, CA 92121.

 (2) Includes 2,578,834 shares held in family trusts and 139,594 shares held in trusts for the benefit of relatives, as to which Dr. Jacobs disclaims beneficial ownership.

 (3) Includes 500 shares held by Mr. Major's spouse.

 (4) Includes 3,514 shares held in family trusts and 700 shares held for the benefit of Mr. Sulpizio's children.

 (5) Includes 1,570,238 shares held in family trusts.

 (6) Harvey P. White resigned from the Company on September 23, 1998. Includes 281,264 shares held in family trusts, 1,000 shares held in a charitable remainder trust, 30,000 shares held in a Family Limited Partnership and 27,800 shares held in trusts for the benefit of relatives.

 (7) Includes 5,000 shares held in a foundation of which Dr. Atkinson disclaims beneficial ownership. Also includes 115,952 shares held in family trusts, 51,000 shares held in a pension plan trust for the benefit of employees of a business operated by Dr. Atkinson and 4,080 shares held in trust for the benefit of relatives.

 (8) Includes 106,685 shares held in family trusts.

 (9) Includes 63,348 shares held in trust as to which Mr. Kadisha disclaims beneficial ownership.

(10) Includes 2,000 shares held in a foundation of which Mr. Katzin disclaims beneficial ownership. Also includes 170,266 shares held in family trusts and 35,068 shares held in trust for the benefit of Mr. Katzin's grandchildren of which Mr. Katzin's wife is the trustee.

(11) Includes 500 shares held by Mr. Nelles' children.

(12) Includes 25,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(13) Includes 2,000 shares held in family trusts.

(14) Includes 1,000 shares held for the benefit of an executive officer's children.

(15) Includes shares issuable upon exercise of options exercisable within 60 days of December 10, 1998 as follows: Dr. Jacobs, 467,000 shares; Mr. Major, 35,000 shares; Mr. Sulpizio, 170,000 shares; Mr. Thornley, 76,000 shares; Dr. Viterbi, 176,000 shares; Mr. White, 229,000 shares; Dr. Atkinson, 50,000 shares; Ms. Coffman, 75,000 shares; Mr. Kadisha, 50,000 shares; Dr. Kahn, 14,000 shares; Mr. Katzin, 50,000 shares; Mr. Nelles, 50,000 shares; Mr. Sacerdote, 50,000 shares; Mr. Savage, 25,500 shares; Mr. Scowcroft, 34,000 shares; Mr. Stern, 38,000 shares; all directors and executive officers as a group, 1,899,900 shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 27, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Savage and two reports, each covering one transaction, were filed late by Mr. Major.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Prior to February 1998, each Non-Employee Director of the Company received
(i) a fee of $1,500 for each Board meeting attended, (ii) a fee of $750 for each Board meeting in which such director participates by telephone, (iii) except when held on the same day as a Board meeting, a fee of $750 for each Board Committee meeting attended, and (iv) a fee of $400 for each Board Committee meeting in which such director participates by telephone. Effective February 1998, each Non-Employee Director of the Company receives (i) a fee of $1,000 for each Board or Board Committee meeting attended, (ii) a fee of $500 for each Board or Board Committee meeting in which such director participates by telephone, and (iii) except for the Nominating Committee, a fee of $2,500 per annum for the Chairperson of each Board Committee. In the fiscal year ended September 27, 1998, the total amount of such compensation paid to Non-Employee Directors was approximately $145,000. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Employee directors do not receive any compensation for their participation in Board or Board Committee meetings.

     Prior to February 1998, Non-Employee Directors of the Company were eligible to receive stock option grants under the Company's Non-Employee Directors' Stock Option Plan (the "Prior Directors' Plan") following their initial election to serve on the Board. Effective February 1998, the Prior Directors' Plan was terminated and Non-Employee Directors became eligible to receive stock option grants under the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan"). Employee Directors are not eligible to receive stock options under the 1998 Directors' Plan.

     The Prior Directors' Plan provided for a one-time grant to each Non-Employee Director of an option to purchase 60,000 shares of the Company's Common Stock, effective upon the initial election of such person for the first time to serve as a Non-Employee Director. The 1998 Directors' Plan provides for an initial option grant to purchase 20,000 shares of the Company's Common Stock to persons upon first joining the Board (an "Initial Option") and an annual option grant to purchase 10,000 shares of the Company's Common Stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board (an "Annual Option").

     Options granted on or after November 18, 1996 under the Prior Directors' Plan, as amended by the Board of Directors and options granted under the 1998 Directors' Plan, have exercise prices equal to the fair market value (as determined pursuant to the 1998 Directors' Plan) of the underlying common stock on the date of grant, and vest over 5 years according to the following schedule:
So long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted under the Prior Directors' Plan prior to November 18, 1996 vest over 5 years according to the following schedule: So long as the optionee continues to serve as a Non-Employee Director (or, as such options have been amended by the Board, as an employee of or consultant to the Company), 20% of the shares subject to the option will vest on each of the second, third and fourth anniversaries of the date of grant, and the remaining 40% of such shares will vest on the fifth anniversary of the date of grant. The term of all options under the Prior Directors' Plan and the 1998 Directors' Plan is ten years, but such options generally expire 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's (i) retirement at age seventy (70) or older after nine (9) years of service on the Board ("Retirement") or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Code, the option will terminate only upon expiration of the option term. In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's death or due to the optionee's termination due to permanent and total disability or Retirement and such termination due to disability or Retirement is followed by death, the vesting of all unvested shares will be accelerated to such date and the option may be exercised in full at any time within one year of such termination. In addition to the foregoing, the vesting of options granted under both the Prior Directors' Plan and the 1998 Directors' Plan accelerate in connection with specified change of control transactions.

     If any change is made in the stock subject to the Prior Directors' Plan or the 1998 Directors' Plan, or subject to any option granted thereunder, the Prior Directors' Plan and the 1998 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and maximum number of securities subject to such plans and the type(s), number of securities and price per share of stock subject to such outstanding options. On September 23, 1998, the exercise prices of outstanding options to purchase Company Common Stock held by directors of the Company were adjusted as a result of the spin-off of Leap by the Company. See "Executive Compensation -- Effect of Leap Spin-Off on the Company's Stock Options."

     During the fiscal year ended September 27, 1998, Annual Options to purchase an aggregate of 100,000 shares of the Company's Common Stock were granted to each Non-Employee Director serving on the Board on February 10, 1998 (the annual meeting date). In addition, subsequent to the fiscal year ended September 27, 1998, upon her election to the Board in December 1998, Ambassador Dougan was granted an Initial Option to purchase 20,000 shares of Common Stock pursuant to the 1998 Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows, for each of the three fiscal years ended September 27, 1998, compensation awarded or paid to, or earned by the Named Executive Officers:

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------      ALL
                                               ANNUAL COMPENSATION(1)        SECURITIES      OTHER
                                           ------------------------------    UNDERLYING     COMPEN-
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS      OTHER      OPTIONS(#)    SATION(5)
----------------------------------  ----   --------   --------   --------   ------------   ----------
Irwin Mark Jacobs.................  1998   $660,467   $555,000   $            480,000      $  100,959
  Chairman of the Board and         1997   $538,394   $500,667   $                  0      $   55,458
  Chief Executive Officer           1996   $476,477   $200,000   $            215,000      $   46,706
John E. Major.....................  1998   $364,310   $325,000   $             25,000      $1,035,851
  Executive Vice-President and      1997   $125,211   $300,000   $195,813(2)   175,000     $    2,635
  President, Infrastructure         1996         --         --         --          --              --
  Products Division(3)
Richard Sulpizio..................  1998   $413,154   $280,000   $            150,000      $   50,801
  President and                     1997   $340,411   $225,000   $            100,000      $   20,981
  Chief Operating Officer           1996   $277,702   $100,000   $             80,000      $    3,386
Anthony S. Thornley...............  1998   $327,636   $225,000   $            205,000      $    3,515
  Executive Vice-President          1997   $284,638   $150,000   $                  0      $   25,239
  and Chief Financial Officer       1996   $251,098   $ 85,000   $             55,000      $   15,730
Andrew J. Viterbi.................  1998   $399,870   $200,000   $             75,000      $   46,308
  Vice Chairman of the Board        1997   $348,070   $201,600   $                  0      $   33,211
                                    1996   $308,594   $100,800                 85,000      $   29,903
Harvey P. White(4)................  1998   $480,373   $320,000   $             75,000      $  108,902
  Former President                  1997   $395,713   $250,000   $                  0      $   37,011
                                    1996   $354,963   $100,000   $             85,000      $   34,437

---------------
(1) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) Reflects relocation expenses reimbursed.

(3) Effective as of November 10, 1998, Mr. Major ceased to be President, Infrastructure Products Division, and assumed the position of President and CEO of Wireless Knowledge LLC, a joint venture between the Company and Microsoft Corporation which provides wireless data services in the telecommunications industry.

(4) Mr. White resigned from the Company on September 23, 1998. For the fiscal year that ended September 27, 1998, only compensation awarded, paid to or earned by Mr. White through September 23, 1998 has been included above.

(5) Includes Company matching 401(k) contributions, executive benefits payments, executive retirement stock matching, financial planning services and split-dollar life insurance as follows:

                                      COMPANY                                                                   TOTAL
                                     MATCHING      EXECUTIVE       EXECUTIVE       FINANCIAL   SPLIT-DOLLAR     OTHER
                                      401(K)       BENEFITS       RETIREMENT       PLANNING        LIFE        COMPEN-
           NAME             YEAR   CONTRIBUTIONS   PAYMENTS    STOCK MATCHING(1)   SERVICES    INSURANCE(2)     SATION
--------------------------  ----   -------------   ---------   -----------------   ---------   ------------   ----------
Irwin Mark Jacobs.........  1998      $2,659        $2,948        $   76,576        $ 6,545      $12,231      $  100,959
                            1997      $2,145        $2,948        $   50,365        $     0      $     0      $   55,458
                            1996      $2,191        $2,948        $   41,567        $     0      $     0      $   46,706
John E. Major.............  1998      $2,275        $1,306        $1,005,949        $26,321      $     0      $1,035,851
                            1997      $2,200        $  435        $        0        $     0      $     0      $    2,635
                            1996          --            --                --             --           --              --
Richard Sulpizio..........  1998      $2,659        $1,195        $   38,787        $ 8,160      $     0      $   50,801
                            1997      $2,145        $1,195        $   17,641        $     0      $     0      $   20,981
                            1996      $2,191        $1,195        $        0        $     0      $     0      $    3,386
Anthony S. Thornley.......  1998      $2,255        $1,260        $        0        $     0      $     0      $    3,515
                            1997      $2,145        $1,260        $   21,834        $     0      $     0      $   25,239
                            1996      $2,191        $1,260        $   12,279        $     0      $     0      $   15,730
Andrew J. Viterbi.........  1998      $2,659        $2,410        $   36,420        $     0      $ 4,819      $   46,308
                            1997      $2,145        $2,410        $   28,656        $     0      $     0      $   33,211
                            1996      $2,191        $2,410        $   25,302        $     0      $     0      $   29,903
Harvey P. White...........  1998      $2,313        $2,520        $   48,919        $38,070      $17,080      $  108,902
                            1997      $2,145        $2,520        $   32,346        $     0      $     0      $   37,011
                            1996      $2,191        $2,520        $   29,726        $     0      $     0      $   34,437

---------------
(1) The Company has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The participants receive a 50% company stock match on a maximum deferral of 15% of income payable only upon eligible retirement. As the Company's contributions are made in stock, the values stated above are the values of the Company's quarterly contributions on their respective dates of contribution. A Participant becomes fully vested in Company contributions at age 65, with partial vesting beginning after the participant reaches age 61 and has at least three years of employment with the Company, or has participated in the plan for more than ten years. Employee and Company contributions are unsecured and subject to the general creditors of the Company. Pursuant to his employment agreement, 20,000 shares of Company Common Stock were contributed to Mr. Major's account, subject to future vesting requirements. At September 27, 1998, Dr. Jacobs, Mr. Major, Mr. Sulpizio, Mr. Thornley, Dr. Viterbi and Mr. White, were 90%, 0%, 0% 0%, 70% and 90% vested, respectively.

(2) Represents the dollar value of the benefit or premiums paid for a split-dollar life insurance policy (unrelated to term life insurance coverage) reflecting the present value of the economic benefit of the premiums paid by the Company during the fiscal year which ended September 27, 1998.

                      1998 FISCAL YEAR STOCK OPTION GRANTS

     The Company grants options to its executive officers under the Option Plan. As of December 10, 1998, options to purchase a total of 30,855,883 shares had been granted, 22,687,642 of which are presently outstanding and 8,168,241 of which have been exercised under the Option Plan, and options to purchase 2,544,117 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended September 27, 1998 certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers. The individual grant prices, potential realizable values and value of unexercised in-the-money options noted in the tables below have been adjusted to reflect the spin-off of Leap by the Company. See "-- Effect of Leap Spin-Off on Company's Stock Options."

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------
                             NUMBER OF                                               POTENTIAL REALIZABLE
                             SECURITIES     % OF TOTAL                                 VALUE AT ASSUMED
                             UNDERLYING      OPTIONS                                 ANNUAL RATES OF STOCK
                              OPTIONS       GRANTED TO                                 OPTION TERM(2)(4)
                              GRANTED      EMPLOYEES IN    EXERCISE   EXPIRATION   -------------------------
           NAME              (#)(1)(2)    FISCAL YEAR(%)   PRICE($)      DATE          5%            10%
---------------------------  ----------   --------------   --------   ----------   -----------   -----------
Irwin Mark Jacobs..........   180,000(3)       3.0%         $62.35     11/13/07    $ 7,055,641   $17,878,971
                              300,000          4.9%         $56.17      7/16/08    $10,597,503   $26,856,154
John E. Major..............    25,000          0.4%         $56.17      7/16/08    $   883,125   $ 2,238,013
Richard Sulpizio...........   150,000          2.5%         $56.17      7/16/08    $ 5,298,752   $13,428,077
Anthony S. Thornley........    55,000(3)       0.9%         $62.35     11/13/07    $ 2,155,890   $ 5,463,019
                              150,000          2.5%         $56.17      7/16/08    $ 5,298,752   $13,428,077
Andrew J. Viterbi..........    75,000(3)       1.2%         $62.35     11/13/07    $ 2,939,850   $ 7,449,571
Harvey P. White............    75,000(3)       1.2%         $62.35     11/13/07    $ 2,939,850   $ 7,449,571

---------------
(1) Such options vest according to the following schedule: 20% vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) Excludes options to purchase Leap Common Stock acquired as a result of the Leap Spin-Off. See "-- Effect of Leap Spin-Off on Company's Stock Options."

(3) Reflects options granted during fiscal year 1998 for performance during fiscal year 1997.

(4) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. Options granted under the Option Plan generally have a maximum term of ten years. The total appreciation of the options over their ten year terms at 5% and 10% is 63% and 159%, respectively.

        1998 FISCAL YEAR OPTION EXERCISES AND YEAR-END OPTION VALUES(1)

                        SHARES                NUMBER OF SECURITIES UNDERLYING
                       ACQUIRED                 UNEXERCISED OPTIONS HELD AT      VALUE OF UNEXERCISED IN-THE-MONEY
                          ON       VALUE            SEPTEMBER 27, 1998            OPTIONS AT SEPTEMBER 27, 1998(2)
                       EXERCISE   REALIZED   ---------------------------------   ----------------------------------
        NAME             (#)        ($)      EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)    UNEXERCISABLE($)
---------------------  --------   --------   --------------   ----------------   --------------    ----------------
Irwin Mark Jacobs....       0     $      0      416,000           654,000          $7,837,760         $1,816,140
John E. Major........       0     $      0       35,000           165,000          $   73,500         $  294,000
Richard Sulpizio.....   6,000     $328,140      164,000           296,000          $2,679,600         $  705,900
Anthony S. Thornley..       0     $      0       63,000           272,000          $1,244,630         $1,106,570
Andrew J. Viterbi....       0     $      0      152,000           153,000          $2,834,960         $  938,940
Harvey P. White......   6,000     $132,540      202,000           162,000          $3,950,860         $1,154,850

---------------
(1) Excludes options acquired as a result of the Leap Wireless spin-off. See "-- Effect of Leap Spin-Off on Company's Stock Options."

(2) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $51.00 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with John E. Major in May 1997. Such agreement provides for an annual base salary of $350,000. Pursuant to the agreement, for the 1997 and 1998 fiscal years he was entitled to receive fiscal year end bonuses of $50,000 and $200,000, respectively. In addition, the employment agreement provides for a hiring bonus of $450,000 payable in three annual installments commencing on the date of employment and thereafter on each anniversary of his start date. Mr. Major also received $195,813 as reimbursement for moving and other expenses incurred in connection with relocating to San Diego. His employment agreement also provides for certain severance payments in the event he is terminated from his employment without cause. Pursuant to the employment agreement, the Company contributed 20,000 shares of Company Common Stock to his executive retirement account, subject to vesting in accordance with Company policy. In connection with his hiring, the Company granted Mr. Major options to acquire an aggregate of 175,000 shares of Common Stock of the Company, which options vest over a period of five years. Effective as of November 10, 1998, Mr. Major ceased to be President, Infrastructure Products Division, and assumed the position of President and CEO of Wireless Knowledge LLC, a joint venture between the Company and Microsoft Corporation which provides wireless data services in the telecommunications industry.

EFFECT OF LEAP SPIN-OFF ON COMPANY'S STOCK OPTIONS

     On September 23, 1998, the Company completed the spin-off to its stockholders of shares of Common Stock of Leap. In connection with the spin-off, holders of the Company's Common Stock received a dividend of one share of Common Stock of Leap for every four shares of Common Stock of Company held by them as of that date (the "Distribution"). In addition and subject to certain limited exceptions, each current and former director, employee and consultant of the Company who held options to purchase Common Stock of the Company on the Distribution date (the "Company Options") received an option to purchase one share of Common Stock of Leap (the "Leap Options") for every four shares of Common Stock of the Company subject to Company Options held by such person. As a result of the Distribution, the exercise price of the Company Options then outstanding were adjusted in a manner designed to preserve the economic value of the Company Options outstanding prior to the Distribution to give effect to the value inherent in the newly granted Leap Options. All Leap Options are subject to vesting to the same extent as the corresponding Company Options with respect to which such Leap Options were issued. Additional information regarding the Distribution is set forth in the Registration Statement on Form 10 filed by Leap with the Securities and Exchange Commission in connection with the Distribution.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee (the "Committee") is composed of three outside directors, Chairman Jerome S. Katzin and Messrs. Duane A. Nelles and Marc I. Stern. Among other responsibilities, the Committee reviews and approves annual executive officer compensation. In general, the compensation policies adopted by the Committee continue to be designed to (i) attract and retain executives capable of

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

leading the Company to meet its business objectives and (ii) motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

     The Committee considers a number of factors when setting base pay and making annual bonus and stock option awards. The Committee has access to a number of recognized executive management and compensation studies. This data provides the Committee with a basis for determining the appropriate levels of executive compensation for the Company.

     In general, the Committee sets base pay, bonus awards, and stock option awards above the median levels described in these third-party surveys. In conjunction with this philosophy, total compensation is determined subjectively by the Committee and is set based on the size and maturity of the Company and each of its businesses, the competitive and innovative nature of the various industries in which the Company and each of its business divisions operate, and the individual level of performance, experience, and responsibility that each executive officer contributes toward the Company's financial success. The Committee believes that this approach satisfies the Company's competitive need to attract, motivate, and retain the best individuals in each of its executive officer roles.

  Base Salary

     The Committee continues to carefully track the base pay levels that are necessary to attract and retain those executive officers most fully able to contribute successfully to the Company's goals. Competition within the industries in which the Company competes for executive-level talent continues to be very high. As a consequence, the Committee has opted to set base salaries for the Company's executive officers at levels above the median of those competitors.

  Annual Cash Incentive Bonus

     The Company pays bonuses to its executive officers after a year-end financial review of Company, division, and individual performance after taking into consideration other factors noted above. Performance was judged based on financial and business targets set for fiscal 1998; financial and business targets have been set for consideration when paying bonus awards at the close of fiscal 1999.

  Stock Option Grants

     The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant.

     In order to facilitate long-term incentives through the option grants, options are subject to vesting over five years, with 20% of the shares vesting at the end of each of the first, second, third, fourth, and fifth years following the date of grant. The option vesting period is designed to encourage employees to work with a long term view of the Company's welfare and to establish their long term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual's previously granted shares and the number of unvested shares when granting additional stock options.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year.

Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted by the Compensation Committee under the Company's 1991 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHAIRMAN AND CHIEF EXECUTIVE OFFICER SALARY

     Dr. Irwin Mark Jacobs, a founder of the Company, has led the Company to another successful year in fiscal 1998. Company performance for fiscal 1998 reflected a 60% increase in revenues and a 15% increase in earnings per share over fiscal 1997. Additionally, the Company accomplished major strategic achievements in its respective business lines. In accordance with the policies noted above, at the end of fiscal 1997 the Committee set Dr. Jacobs' fiscal 1998 base salary at $660,000, a 23% increase over fiscal 1997. In consideration of his leadership during fiscal 1998 and a review of all relevant data, including information on pay practices of other similar companies and other factors noted above, at the end of fiscal 1998 the Committee awarded Dr. Jacobs a $555,000 bonus and a stock option grant to purchase 300,000 shares of the Common Stock at an exercise price of $56.17.

                                          COMPENSATION COMMITTEE
                                          Jerome S. Katzin, Chairman
                                          Duane A. Nelles
                                          Marc I. Stern

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares total stockholder return on the Company's Common Stock since September 24, 1993 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq-US") and the Nasdaq CRSP Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the "Nasdaq-Industry"). The Nasdaq-US tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market (the "NNM") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the NNM and the SmallCap Market. The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Company's Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Industry.(1)

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
                             SEPTEMBER 24, 1993(2)

                                             QUALCOMM             NASDAQ U.S.        NASDAQ INDUSTRY INDEX    BASELINE INDEX ON
                                           INCORPORATED         COMPANIES INDEX         (SIC 3660-3669)            9/29/92
                                           ------------         ---------------      ---------------------    -----------------
9/24/93                                      100.000                100.000                 100.000                100.000
12/26/93                                      68.693                100.868                  94.234                100.000
3/27/94                                       63.222                104.477                  94.391                100.000
6/26/94                                       38.906                 92.771                  68.652                100.000
9/25/94                                       63.222                101.368                  81.696                100.000
12/25/94                                      62.614                 99.782                  97.502                100.000
3/26/95                                       79.027                110.471                 111.978                100.000
6/25/95                                       82.067                126.859                 137.569                100.000
9/24/95                                      114.286                142.713                 173.697                100.000
12/31/95                                     104.559                143.026                 157.953                100.000
3/31/96                                      100.912                149.691                 163.280                100.000
6/30/96                                      129.179                161.908                 203.326                100.000
9/29/96                                      105.927                168.147                 194.219                100.000
12/29/96                                      98.480                176.096                 182.426                100.000
3/30/97                                      145.593                170.197                 166.217                100.000
6/29/97                                      123.404                196.128                 194.311                100.000
9/28/97                                      136.322                229.641                 222.562                100.000
12/28/97                                     112.614                207.688                 187.681                100.000
3/29/98                                      121.429                250.626                 206.753                100.000
6/28/98                                      131.611                256.123                 223.396                100.000
9/27/98                                      124.012                241.697                 151.970                100.000

Note: Historical stock price performance is not necessarily indicative of future price performance.

     The Company's closing stock price on September 25, 1998, the last trading day of the Company's 1998 fiscal year, was $51.00 per share.
---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Industry on September 24, 1993.

                              CERTAIN TRANSACTIONS

     The Company's policy is that it will not make loans to or enter into other transactions with directors, officers, or affiliates unless such loans or transactions are approved by a majority of the Company's disinterested directors, may reasonably be expected to benefit the Company and are determined to be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

     The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms.

     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1998, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 6455 Lusk Blvd., San Diego, California 92121 or may be accessed on the Internet at: http://www.qualcomm.com/IR/virtual/.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS
                                          ---------------------------
                                          Irwin Mark Jacobs
                                          Chairman of the Board
                                          and Chief Executive Officer

January 12, 1999

                              QUALCOMM INCORPORATED

                             1991 STOCK OPTION PLAN

               ADOPTED BY THE BOARD OF DIRECTORS AUGUST 19, 1991
              AS AMENDED BY THE BOARD OF DIRECTORS ON MAY 4, 1992,
                    SEPTEMBER 8, 1993, AND NOVEMBER 14, 1994
         AS AMENDED BY THE COMPENSATION COMMITTEE ON NOVEMBER 11, 1994
            AS AMENDED BY THE BOARD OF DIRECTORS ON NOVEMBER 6, 1995
           NOVEMBER 18, 1996, NOVEMBER 17, 1997, AND DECEMBER 18, 1997
           AS AMENDED BY THE COMPENSATION COMMITTEE ON APRIL 24, 1998 AS AMENDED BY THE BOARD OF DIRECTORS ON SEPTEMBER 4, 1998
            AS AMENDED BY THE BOARD OF DIRECTORS ON DECEMBER 7, 1998


1.      PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (c) The Company intends that Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Non-qualified Stock Options. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.



                                       1.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) "COMPANY" means QUALCOMM Incorporated, a Delaware corporation.

        (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "CONTINUOUS SERVICE AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Service as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company or between the Company, Affiliates or their successors. The term of each Option may be extended at the discretion of the Board or the chief executive officer (but not beyond ten (10) years from the date of original grant) for the period of any such approved leave of absence.

        (h) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

               (i) If the common stock is listed on any established stock exchange or traded on the National Market of the Nasdaq Stock Market, the Fair Market Value of a



                                       2.

share of common stock shall be the average of the highest and lowest price at which the common stock was sold on such exchange or national market on the last market trading day prior to the date as of which the determination is to be made;

               (ii) If the common stock is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (p) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.



                                       3.

        (t) "OPTIONED STOCK" means the common stock of the Company subject to an Option.

        (u) "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

        (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving direct or indirect remuneration in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w) "PLAN" means this 1991 Stock Option Plan.

        (x) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised with respect to the Plan.

3.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Non-qualified Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

               (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan or an Option as provided in Section 11.



                                       4.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate thirty-six million nine hundred thousand (36,900,000) shares of the Company's common stock; provided, however, that of such thirty-six million nine hundred thousand (36,900,000) shares, not more than five million three hundred twenty-four thousand four hundred eighty (5,324,480) shares of the Company's common stock (after giving effect to a 2:1 split in the Company's common stock effective February 16, 1994) shall be issued as a consequence of the assumption of options to acquire common stock of QUALCOMM, Inc., a California corporation, (the "Predecessor Company") pursuant to the Predecessor Company's Stock Option Plan, which plan has been terminated. If any Option shall for any reason become unexercisable, expire or otherwise terminate, in whole or in part, the stock not purchasable under such Option shall again become available for issuance pursuant to the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, whether bought on the market or otherwise.

5.      ELIGIBILITY.



                                       5.

        (a) Incentive Stock Options may be granted only to Employees. Non-qualified Stock Options may be granted only to Employees, Directors or Consultants.

        (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) No Employee shall be eligible to be granted in any calendar year Options covering more than two percent (2%) of the total number of shares of the Company's common stock outstanding on the record date for the Company's 1995 Annual Meeting of Stockholders (1,293,860 shares).

6.      OPTION PROVISIONS.

               Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company or (B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted



                                       6.

or to whom the Option is transferred pursuant to subsection 6(d) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Non-qualified Stock Option shall be transferable by the Optionee only upon such terms and conditions as set forth in the Option Agreement for such Non-qualified Stock Option, as the Board or the Committee shall determine in its discretion. Unless otherwise specified in the Option Agreement, an Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such



                                       7.

requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A CONSULTANT OR DIRECTOR. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination, unless the Option Agreement expressly provides that the Option may become exercisable for additional shares after the date of termination), but only within such period of time as is determined by the Board (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted.

        (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, then: (i) the Option may continue under its original terms, if so provided in the Option Agreement, or (ii) if the Option Agreement does not provide for the continuation of the Option under its original terms, then the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Option Agreement) and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

        (i) DEATH OF OPTIONEE. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates as a result of Optionee's death or due to the Optionee's Disability and such termination due to Disability is followed by the Optionee's death, then: (i) the vesting of all unvested shares may be accelerated as of the date of the death of the Optionee, if so provided in the Option Agreement, or (ii) if the Option Agreement does not provide for the acceleration of the vesting of all unvested shares, then the Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death.



                                       8.

        (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

        (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.      USE OF PROCEEDS FROM STOCK.

               Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) The Board shall have the power to accelerate the time at which an option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e) only for purposes of allowing early exercise, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.



                                       9.

        (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director or Consultant or Optionee any right to continue in the service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant subject to the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan as well as the maximum number of securities subject to award to any Employee during any calendar year pursuant to subsection 5(c), and each outstanding Option will be appropriately adjusted in the type(s), number of securities, and price per share of stock subject to the outstanding Option. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law:



                                      10.

(i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants for the Company, the time at which such Options may first be exercised shall be accelerated and the Options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

        (c) In addition, with respect to any person who was providing Continuous Service as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Options held by such person shall immediately become fully vested and exercisable (and any repurchase right by the Company with respect to shares acquired by such person under an Option shall lapse) if such person is Involuntarily Terminated Without Cause or Constructively Terminated within twenty-four (24) months following the Change in Control. Notwithstanding the preceding sentence, in the event all of the following occurs: (i) such contemplated Change in Control would occur prior to December 18, 1999 (the date two (2) years following the adoption of this Section 10(c)); (ii) such potential acceleration of vesting (and exercisability) would by itself result in a contemplated Change in Control that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction to become ineligible for such accounting treatment; and (iii) the potential acquiror of the Company desires to account for such contemplated Change in Control as a "pooling of interests" transaction, then such acceleration shall not occur. Additionally, in the event that the restrictions upon acceleration provided for in the immediately preceding sentence by itself would result in a contemplated Change in Control to become ineligible to be accounted for as a "pooling of interests" accounting transaction, then such restrictions shall be deemed inoperative. Accounting issues shall be determined by the Company's independent public accountants applying generally accepted accounting principles.

        For purposes of the Plan, Constructively Terminated shall mean the voluntary termination of employment by Optionee after any of the following are undertaken without Optionee's express written consent: (a) the assignment to Optionee of any duties or responsibilities which result in a material diminution or adverse change of Optionee's position, status or circumstances of employment, but does not include a mere change in title or reporting relationship; (b) reduction by the Company in Optionee's base salary; (c) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Optionee is participating (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Optionee's participation in or



                                      11.

reduce Optionee's benefits under any Benefit Plans or deprive Optionee of any fringe benefit then enjoyed by Optionee, provided, however, that Optionee's termination is not deemed to be Constructively Terminated if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (d) a relocation of Optionee or the Company's principal business offices to a location more than fifty (50) miles from the location at which Optionee performs duties, except for required travel by Optionee on the Company's business to an extent substantially consistent with Optionee's business travel obligations; (e) any breach by the Company of any material agreement between Optionee and the Company concerning Optionee's employment; or
(f) any failure by the Company to obtain the assumption of any material agreement between Optionee and the Company concerning Optionee's employment by any successor or assign of the Company.

        For purposes of the Plan, Involuntarily Terminated Without Cause shall mean dismissal or discharge of Optionee for any reason other than Cause, death or Disability.

        For purposes of the Plan, Cause shall mean any of the following: (a) an intentional act which materially injures the Company; (b) an intentional refusal or failure to follow lawful and reasonable directions of the Board or an individual to whom Optionee reports (as appropriate); (c) a willful and habitual neglect of duties; or (d) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

11.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for options under the Plan;

               (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum



                                      12.

benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (c) Rights and obligations under any Option granted before amendment of the Plan or of such Option shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

        (d) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing, and; provided, further, that any repricing of outstanding Options shall in no event apply to Officers as defined in subsection 2(q) or to persons denominated as officers of the Company by the Board.

        (e) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 18, 2001, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.



                                      13.

           PROVISIONS APPLICABLE TO PERSONS SUBJECT TO THE LAWS OF THE
                               REPUBLIC OF FRANCE

               Pursuant to its authority to administer and amend the Plan, the Committee has adopted the following provisions so that an Option granted to an Employee who is subject to the laws of the Republic of France will provide the maximum benefits under the provisions of French law (the "French Option"), and to provide incentives for such Employee to exert maximum efforts for the success of the Company. The Company intends that French Options granted pursuant to these provisions shall qualify for the favorable treatment applicable to stock options that comply with sections L 208-1 to L 208-8-2 of the Law n(degree) 66-537 of July 24, 1966 (the "French Law"). The terms of the Plan, as adopted and subsequently amended by the Board and the Committee, and as modified by the following provisions, constitute QUALCOMM Inc.'s Stock Option Plan for Employees subject to the laws of the Republic of France ("the French Plan"). Under the French Plan, such Employees will be granted only French Options. In no case will such Employees be granted substitute awards. Except as set forth below, the terms of the Option Agreement for a French Option shall otherwise comply with the other terms of the Plan.

14.     ELIGIBILITY FOR FRENCH OPTION.

        (a) No person shall be granted a French Option unless such person is an Employee.

        (b) No person shall be eligible for the grant of a French Option if, at the time of grant, such person owns (or is deemed to own pursuant to the applicable laws of France) stock possessing more than ten percent (10%) of either (i) the total combined voting power of all classes of stock of the Company or of any of its Affiliates, or (ii) the Company's capital shares (as defined under French law).

15.     ADMINISTRATION.

        (a) The French Plan, including the determination of the time to grant a French Option, shall be administered in accordance with Section 3 of the Plan.

        (b) Except as otherwise provided in the French Plan, terms used in the French Plan shall have the same meanings as set forth under Section 2 of the Plan.

        (c) Throughout the term of the Plan, no French Option shall be granted, if by making such grant, the aggregate number of shares subject to outstanding French Options could at any time exceed one-third of the aggregate number of all shares of all classes of stock of the Company authorized for issuance.



                                      14.

16.     FRENCH OPTION PROVISIONS.

        (a) PRICE. The exercise price of a French Option shall be no less than the higher of: (i) ninety-five percent (95%) of the average closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) for the twenty (20) market trading days immediately preceding the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) one hundred percent (100%) of the Fair Market Value of the stock.

        (b) TRANSFERABILITY. The terms of a French Option shall provide that during the lifetime of the Optionee, the French Option may be exercised only by the Optionee. The terms of a French Option shall not permit transfer of the French Option, except on death and then only to the extent permitted by French law. In the event of the death of the Optionee during the Optionee's Continuous Service as an Employee, Director or Consultant, such French Option may be transferred to the extent permitted by French law. A French Option so transferred may be exercised (to the extent the Optionee was entitled to exercise such French Option as of the date of death) by the transferee only within the period ending on the earlier of (i) the date six (6) months following the date of death, or (ii) the expiration of the term of such French Option as set forth in the Option Agreement.

        (c) VESTING. A French Option shall vest (become exercisable) as provided in the Option Agreement, subject to the condition that on the vesting date, the Optionee is a salaried employee of the Company or its Affiliate, except such condition shall not apply in the event of the Optionee's Disability, or as provided under Section 10 of the French Plan. The Option Agreement for a French Option may, but need not, include a provision whereby the Optionee may elect, at any time while an Employee, to exercise the French Option as to any part or all of the shares subject to such French Option prior to the full vesting of such French Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company until such shares have vested and may be subject to any other restriction the Board determines to be appropriate (e.g., a prohibition on the sale of such unvested shares without the prior written consent of the Company).

        (d) DEATH. In the event of the death of an Optionee, the Option Agreement for a French Option shall provide that such Optionee's heirs may only exercise the French Option within a period of time not to exceed six months following such Optionee's death (and in no event after the date on which the French Option would otherwise terminate). If, after the Optionee's death, the French Option is not exercised within the time specified in the Option Agreement, the French Option shall terminate, and the shares covered by such French Option shall revert to and again become available for issuance pursuant to Options (whether or not a French Option) granted under the Plan.



                                      15.

17.     ADJUSTMENTS UPON CHANGES IN STOCK.

        Any adjustment pursuant to Section 10 of the Plan, of stock subject to a French Option, shall be made (a) in accordance with the applicable law of the state in which the Company is incorporated at the time the adjustment is made, and (b) in accordance with any applicable rules of the stock exchange (including for this purpose the Nasdaq National Market System) which the Company uses to determine Fair Market Value; provided however, that such adjustments are among those contemplated by section L 208-5 of the French Law (or any successor provision).

18.     INTERPRETATION.

        It is intended that options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under sections L 208-1 up to L 208-8-2 of the Law n(degree) 66-537 of July 24, 1966 and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security regulations.

19.     GOVERNING LAW.

        Except as required by French tax and social security laws and regulations, the Plan shall be governed and construed in accordance with the laws of the State of California and the United States of America.

20.     ADOPTION

        The French Plan was adopted by a meeting of the Committee duly appointed by the Board, held on April 24, 1998.



                                      16.

PROXY                                                              PROXY

                             QUALCOMM INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 23, 1999

     The undersigned hereby appoints Irvin Mark Jacobs, Anthony S. Thornley and Steven R. Allman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6455 Lusk Boulevard, San Diego, California 92121 on Tuesday, February 23, 1999 at 9:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

YOUR NOTE IS IMPORTANT. Therefore, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope.

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                             QUALCOMM INCORPORATED
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND VOTE FOR PROPOSALS 2 AND 3.

1. To elect five Class II directors whether by cumulative voting or otherwise, to hold office until the 2002 Annual Meeting of Stockholders.

   Nominees: Robert E. Kahn, Jerome S. Kalzin, Duane A. Nelles, Frank Savage and Brent Scowcroft.

            For         Withhold          For All
            All           All             Except nominee(s) written in below

            [ ]           [ ]             [ ]

   __________________________________________
   (INSTRUCTION: To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) above.)


2. To approve the Company's 1991 Stock Option Plan, as amended.

            For         Against           Abstain

            [ ]           [ ]             [ ]

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending September 26, 1999.

            For         Against           Abstain

            [ ]           [ ]             [ ]

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Dated ______________________, 1999

__________________________________
Signature

__________________________________
Signature

Please sign exactly as your name appears herein. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.